EXHIBIT 22.01



                     THE SOFTWARE DEVELOPER'S COMPANY, INC.

                         SUBSIDIARIES OF THE REGISTRANT








The Software Developer's Company, GmbH
Beratgerstrasse 36
4600 Dortmund 1
Germany




Personal Computing Tools, Inc. (a California Corporation)
33 Riverside Drive
Pembroke, MA  02359



Internet Security Corporation
245 Winter Street
Waltham, MA  02154